UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5220 Spring Valley Rd., Ste. 500

Dallas, TX 75254

(Address of principal executive offices)

(469) 480-7175

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

Settlement Agreement

On November 5, 2025, Vivakor, Inc. (“Vivakor” or the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Tyler Nelson (“Nelson”), in order to settle claims made by Nelson that he was not paid for work performed for Vivakor, which claims formed the basis of a lawsuit entitled Tyler Nelson v. Vivakor, Inc., et al., Case No. 30-2025-01503021-CU-OE-CJC (Sup. Ct. Orange Cty., Cal.—Aug. 11, 2025) (the “Lawsuit”). Under the terms of the Settlement Agreement Vivakor is obligated to pay Nelson as full satisfaction of all alleged wage losses and alleged non-wage damages: (i) $250,000 on or before November 5, 2026, (ii) $100,000 within 30 days from the date of the Settlement Agreement, (iii) $100,000 within 60 days from the date of the Settlement Agreement, and (iv) $1,550,000 within 90 days from the date of the Settlement Agreement. Vivakor paid Mr. Nelson the initial $250,000 payment. Mr. Nelson was formerly Vivakor’s Chief Financial Officer and a Director. As a result of the Settlement Agreement, all dates and deadlines related to the Lawsuit have been taken off calendar by the Court, which will retain jurisdiction of the Lawsuit through the final payment of the Settlement Agreement consideration.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Settlement Agreement and does not purport to be a complete description of the rights and obligations of the parties to the Settlement Agreement, and such description is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed herewith as Exhibit 10.1.

Transition Agreement

On November 10, 2025, Vivakor entered into a Transition Agreement (the “Transition Agreement”) with Patrick Knapp (“Knapp”), Vivakor’s former Executive Vice President, General Counsel and Secretary, related to Knapp’s resignation from all positions he holds with the Company. Under the terms of the Transition Agreement Vivakor is obligated to pay Knapp as full satisfaction of all alleged wages owed, bonuses, severance, unpaid benefits, etc. and any alleged non-wage damages: (i) $50,000 on the Effective Date, (ii) $50,000 on or before December 31, 2025, and (iii) $100,000 worth of the Company’s common stock within three (3) trading days from the date of the Transition Agreement, which shares will be priced per share based on the average closing price for the three (3) prior exchange-traded days. If requested by Knapp, Vivakor is obligated to issue Knapp additional shares of common stock until Knapp receives $100,000 from the sale of the common stock if he does not receive that amount from the sale of the initial shares. The shares will be issued unrestricted under Vivakor’s 2023 Equity Incentive Plan as registered on a Form S-8 Registration Statement.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Transition Agreement and does not purport to be a complete description of the rights and obligations of the parties to the Transition Agreement, and such description is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed herewith as Exhibit 10.2.

Item 3.02	Unregistered Sales of Equity Securities

As previously reported, on March 17, 2025, Vivakor, Inc. (the “Company”), issued a junior secured convertible promissory note (the “Initial Note”) to J.J. Astor & Co. (the “Lender”), in the principal amount of $6,625,000 (the “Principal Amount”), in relation to a Loan and Security Agreement by and between the Company, its subsidiaries, and the Lender (the “Loan Agreement”). The Company received $5,000,000, before fees. The Company received the funds on March 18, 2025.

On November 7, 2025 and November 10, 2025, the Company received Notices of Conversion from the Lender each converting $150,000 of the Principal Amount of the Initial Note into 2,043,597 shares and 1,827,040 shares of the Company’s common stock, respectively (the “Shares”). Pursuant to the terms of the Initial Note and the Notices of Conversion, the Company issued the Shares. The Shares were issued without a Rule 144 restrictive legend pursuant to a legal opinion received by the Company and its transfer agent. The issuance of the foregoing securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act promulgated thereunder as the holder is an accredited investor and familiar with our operations.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kimberly Hawley as the Company Secretary

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02. On November 10, 2025, Knapp resigned from this position as Secretary of the Company. As a result, the Board of Directors appointed Kimberly Hawley as the Company’s Secretary, effective November 10, 2025. Ms. Hawley is currently the Company’s Executive Vice President and Chief Financial Officer.

Kimberly Hawley, Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Ms. Kimberly Hawley was hired as Executive Vice President, Chief Financial Officer, and Treasurer of Vivakor, Inc. and Vivakor Administration, LLC on July 24, 2025, and was appointed as the Secretary on November 7, 2025. Prior to joining the Company, Ms. Hawley served as the Chief Financial Officer of Empire Diversified Energy, Inc. from February 2022 until July 24, 2025. In that role, she oversaw the financial operations of the company’s seven subsidiaries. In addition, she led financial strategy, capital structure and funding initiatives for major infrastructure and site development projects, securing over $120 million in long term debt financing. Prior to joining Empire Diversified Energy, Ms. Hawley was a Certified Public Account with Personal Management Consultants from October 2018 to January 2022, where she provided comprehensive financial management services, including strategic planning, tax forecasting, and coordination with key financial and legal advisors. Ms. Hawley received her Bachelor of Business Administration from Loyola University of Chicago, and her Master of Business Administration from Pepperdine University. Ms. Hawley is a Certified Public Accountant (CPA) in California.

The Board believes that Ms. Hawley’s compiling and preparing accurate financial statements for complex entities, as well as her extensive knowledge with financing transactions makes her ideally qualified to help lead the Company and Vivakor towards continued growth and success as the Company and Vivakor’s Chief Financial Officer.

Family Relationships

Ms. Hawley does not have a family relationship with any of the current officers or directors of Vivakor.

Related Party Transactions

There are no related party transactions involving Ms. Hawley.

Resignation of Patrick Knapp

Pursuant to the terms of the Transition Agreement discussed in Item 1.01, Knapp resigned from his positions of Executive Vice President, General Counsel and Secretary, effective November 10, 2025. The Company is not aware of any disagreements with the Company.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1	Settlement Agreement with Tyler Nelson
10.2	Transition Agreement with Patrick Knapp dated November 10, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: November 12, 2025	By:	/s/ James Ballengee
		Name:	James Ballengee
		Title:	Chairman, President, and CEO

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